UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005 (July 18, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	06533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 8, 2005, Boston Life Sciences, Inc. (the “Company”) filed a Form 8-K announcing that it had appointed Kenneth L. Rice as Executive Vice President, Finance and Administration and Chief Financial Officer of the Company. On July 18, 2005, in connection with Mr. Rice’s appointment, the Company entered into a stock option agreement with Mr. Rice pursuant to which the Company granted to Mr. Rice nonstatutory stock options to purchase shares of the Company’s common stock. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms:  300,000 nonstatutory stock options with an exercise price of $3.25 per share, ten year duration and with 100,000 shares immediately vested and exercisable and the remaining 200,000 shares vesting monthly in equal installments over three years. A copy of this Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: July 19, 2005	By:	/s/ Mark Pykett
Mark Pykett President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on July 18, 2005